CHINA DIRECT, INC. ANNOUNCES CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2009

Deerfield Beach, FL – May 12, 2009 - China Direct, Inc., d/b/a China Direct Industries, Inc. (“China Direct Industries”) (NASDAQ: CDII), a U.S. owned, rapidly growing holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China, announced today that Richard Galterio, Vice President of Public and Investor Relations and Kim Chen, Controller, will host a conference call to discuss the Company's financial results for the first quarter ended March 31, 2009.  Dr. James Wang, CEO and Chairman of the company will join the conference call.  Effective immediately, China Direct Industries has adopted a new disclosure policy of issuing its earnings press release after the close of trading on the day of its earnings conference call in conjunction with the filing of its Form 10-Q or Form 10-K .

The call information follows:
•	Date: May 15, 2009
•	Time: 4:30 p.m. Eastern Daylight Time
•	Dial-in number for US/Canada: (866) 296-4125
•	Dial-In number for international callers: (706) 758-9807
•	Conference ID: 99708225

This call is being webcast by ViaVid Broadcasting and can be accessed through the China Direct Industries website at http://www.cdii.net/calendar-of-events. The webcast may also be accessed at ViaVid's website at http://viavid.net/dce.aspx?sid=0000646A. The playback of the webcast can be accessed through either site until May 15, 2010. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct, Inc.

China Direct, Inc., d/b/a China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. owned, rapidly growing holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 10 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

Contact Information:

For the Company:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: rgalterio@cdii.net
lwong@chinadirectinc.net